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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): June 21, 1996

                         Commission file number 0-26980

                           ARV ASSISTED LIVING, INC.
             (Exact name of Registrant as specified in its charter)

             CALIFORNIA                                        33-0160968
   (STATE OR OTHER JURISDICTION OF                          (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NO.)

       245 FISCHER AVENUE, D-1
            COSTA MESA, CA                                        92626
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)                         (ZIP CODE)



       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (714) 751-7400
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The following 8-K/A is being submitted to amend the 8-K filed by ARV Assisted
Living, Inc. on July 3, 1996. The acquisition of the 44% interest in the American Retirement Villas Properties II partnership was reported under Item 5 in the previous 8-K. The proper designation is under Item 2.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

AMERICAN RETIREMENT VILLAS PROPERTIES II ("ARVP II")

Consistent with its business plan strategy, ARV Assisted Living, Inc. (the "Company") has acquired approximately 44% of the limited partnership units in ARVP II, which owns and/or leases ten assisted living facilities. On May 16, 1996, the Company tendered for the limited partnership units in ARVP II, at a net cash price per unit of $720 (the "Offer Price"). At the close of June 21, 1996, holders of approximately 15,300 units tendered their shares representing approximately 44% of all units. Therefore, when added to previously acquired units, the Company owns approximately 15,410 units or approximately 44% of the limited partnership units.

ARVP II owns four assisted living facilities containing 458 units and is the lessee of six assisted living facilities containing 481 units, all of which are currently managed by the Company. Each facility provides full meal, maid, communal and assisted living services for senior citizens.

TERMS OF PURCHASE

The Company paid approximately $11.2 million with cash on hand to acquire these limited partnership units inclusive of acquisition-related costs.

OPERATION

The occupancy rate at the ARVP II facilities at June 30, 1996 was approximately
93.0%.  The facilities range in age from ten to 22 years old.   The Company is
confident that its experience in assisted living facilities and its knowledge of the senior housing market, including the operation of twenty eight other assisted living facilities will enable it to achieve operating efficiencies while maintaining or improving the Facilities' occupancy rates at full market rent.

THE FACILITIES

A. LEASEHOLD FACILITIES
   --------------------

The Retirement Inn of Burlingame was built in 1977 and is a 36,000 square foot, four-story building with 68 specially designed living units. It features a general store, beauty and barber shop, billiards room, private dining room, underground parking and an outdoor terrace offering views of the tree-lined streets.

The Retirement Inn of Campbell was built in 1977 and is located on 1.1 acres of land in a two-story, 35,000 square foot building with 72 residential units. Campbell features many amenities
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including an arts and crafts studio, game and card room and barbecue terrace.

Covina Villa is a two-story, 34,000 square foot facility that was constructed in 1977. It features 64 units and features a library, hobby room, beauty and barber shop and a private dining room for entertaining family and friends.

The Retirement Inn of Fremont features 70 residential units in a 35,000 square foot, two-story building. Fremont was built in 1977 and includes a general store, beauty and barber shop, private dining room, outdoor terrace and courtyard.

In 1977, The Retirement Inn of Sunnyvale opened its 123 rental units, in a two-story building with 61,000 square feet on 2.1 acres of land. This facility features a general store, beauty and barber shop, arts and crafts studio and shuffleboard courts.

The Inn at Willow Glen is a two-story, 48,000 square foot building with 84 studio and one-bedroom units. The Inn was built in 1977 and features a general store, beauty and barber shop, private dining room, and landscaped courtyard with a lovely waterscape.

B. FACILITIES OWNED IN FEE
   -----------------------

The Retirement Inn of Daly City is a 37,000 square foot, two-story facility on
1.15 acres of land featuring 95 units. Built in 1975, this facility includes an activity room, beauty and barber shop, private dining room and a general store.

Built in 1974, the Retirement Inn of Fullerton is a two-story, 38,000 square foot building situated on an acre of land and has 68 units. Amenities include a general store, beauty and barber shop, several lounges and activities areas.

Montego Heights Lodge was built in 1978 on five acres of land. The 112,000 square foot facility consists of connected two-story and four-story buildings with 170 studio and one bedroom units. Amenities include a hobby and billiard rooms, a library, auditorium, private dining room and an outdoor waterscape and aviary.

Valley View Lodge consists of a 97,500 square foot, two-story building with 125 studio and one bedroom apartments. This facility was built in 1986 on five acres of land and features a beauty and barber shop, billiards room, private dining room and auditorium.

LOCATIONS

A. LEASEHOLD FACILITIES
   --------------------

The Retirement Inn of Burlingame is located near the San Francisco International Airport and approximately 15 miles south of San Francisco in San Mateo County, California. This facility is within walking distance of downtown Burlingame.

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The Retirement Inn of Campbell is located nine miles west of San Jose in Santa
Clara County, California.

Covina Villa is located in the City of Covina in Los Angeles County, California and is 25 miles east of Los Angeles and one mile north of the San Bernardino Freeway.

The Retirement Inn of Fremont is situated in Alameda County, California and located 18 miles north of San Jose. This facility is within one mile of the B.A.R.T. subway station.

The Retirement Inn of Sunnyvale is located just northwest of San Jose in Santa Clara County, California.

The Inn at Willow Glen is located in San Jose, one-half mile south of Highway 280 in Santa Clara County, California.

B. FACILITIES OWNED IN FEE
   -----------------------

The Retirement Inn of Daly City is located seven miles south of downtown San Francisco and is close to major shopping and medical facilities. Daly City is in San Mateo County, California.

The Retirement Inn of Fullerton is located in central Orange County, California. It is one mile east of downtown Fullerton and within two miles of the 91 and 57 Freeways.

Montego Heights Lodge is located approximately 20 miles east of San Francisco in the City of Walnut Creek, Contra Costa County, California. The John Muir Medical Center and Heather Farms Park are located within two blocks.

Valley View Lodge is 16 miles northeast of Oakland near the Rossmoor Retirement Community in Walnut Creek. Valley View Lodge is in Contra Costa County, California.

MARKET DATA

A. LEASEHOLD FACILITIES
   --------------------

The Retirement Inn of Burlingame's primary market is the City of Burlingame and its neighboring residential communities of San Francisco, San Mateo, Daly City and East Bay.

The assisted living residents of the Retirement Inn of Campbell come from the cities of Campbell, Los Gatos, Saratoga and San Jose.

Covina Villa's primary market are the cities of West Covina, Azusa, Baldwin Park, Glendora, San Dimas and Arcadia, all within the County of Los Angeles.

The Retirement Inn of Fremont's primary market are the cities of Fremont, Hayward, Union City and Newark.
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The primary market for the Retirement Inn of Sunnyvale are the cities of
Sunnyvale, San Jose, Los Altos, Cupertino, Saratoga, Palo Alto and Mountain
View.

The primary market for the Inn at Willow Glen is the San Jose area.

B. FACILITIES OWNED IN FEE
   -----------------------

The Retirement Inn of Daly City receives assisted living residents mainly from Daly City, South San Francisco, Pacifica and San Bruno.

The Retirement Inn of Fullerton's primary market is the City of Fullerton and its neighboring residential communities of Orange, Anaheim, Santa Ana, Yorba Linda, Buena Park and Brea.

Montego Heights Lodge draws residents from the cities of Walnut Creek, Concord, Pleasant Hill and Danville.

Valley View Lodge receives most of its resident from the City of Walnut Creek and surrounding cities including Lafayette, Danville, Rossmoor, San Ramon, Orinda, Alamo and Danville.

COMPETITION

A. LEASEHOLD FACILITIES
   --------------------

Competition for the Retirement Inn of Burlingame of senior assisted living services comes primarily from Greenhills Retirement Center, Sterling Court, Mills Estate Villas, Woodside Terrace, Westborough Royale and Hillsdale Manor. Another ARVP II facility, the Retirement Inn of Daly City, is located in Daly City, County of San Mateo, and may present some competition with its 95 units.

The Retirement Inn of Campbell has no competition in the City of Campbell but from time to time competes against Villa Fontana, Westgate Villa and Chateau Cupertino. In the County of Santa Clara, this facility may compete with two of ARVP II's other facilities, the Retirement Inn of Sunnyvale and the Inn at Willow Glen.

Covina Villa competes against the assisted living services provided by Bridgecreek, San Dimas Retirement and Country View Retirement. In addition, two Company operated facilities present some competition in the area, Rancho Park Villa, a 163-unit assisted living facility, and Villa Colima, a 94-unit assisted living facility.

The Retirement Inn of Fremont competes directly with Carleton Plaza of Fremont and St. Regis of Hayward for assisted living residents.

The Retirement Inn of Sunnyvale competes mainly with Sunnyside Gardens, Palo Alto Commons, Villa Serena and Seven Oaks for providing assisted living services to the elderly. As stated earlier, Sunnyvale may also compete with two ARVP II facilities, the Retirement Inn at
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Campbell, which has 72 units, and the Inn at Willow Glen in San Jose, which has
84 units.

The Inn at Willow Glen has one competitor in a ten mile radius named Willow Glen Villas and sometimes competes with The Terraces, Villa Fontana, Westgate Villas, Sunny View Retirement and The Atrium which are all located more than ten miles away. Other competitors in the county are two of ARVP II's sister facilities, the Retirement Inn at Sunnyvale and the Retirement Inn at Campbell.

B. FACILITIES OWNED IN FEE
   -----------------------

The Retirement Inn of Daly City competes mainly with Westborough Royale and on occasion, Green Hills Retirement and Home Sweet Home. Within the county of San Mateo is the Retirement Inn of Burlingame, which is operated by the Company for ARVP II and has 68 units.

For the Retirement Inn of Fullerton, competition for the provision of senior assisted living services within the City of Fullerton comes primarily from Acacia Villa, a 66 unit assisted living facility operated by the Company, Sunnycrest Chalet, Gold Star, Fullerton Residential and Nohl Ranch.

Montego Heights Lodge competes with a number of facilities including Byron Park, Kensington Place, Concord Royale, Chateau I and Diablo Lodge. Montego Heights also competes with Valley View Lodge, a 125 unit assisted living facility, which is owned by ARVP II and operated by the Company.

Valley View Lodge competes with Diablo Lodge, Villa San Ramon, Byron Park, Kensington Place and Chateau I for assisted living residents. Montego Height Lodge of Walnut Creek, a facility owned by ARVP II, competes in the same marketplace as Valley View Lodge. In the near future, Valley View Lodge will be presented with additional competition when Tiffany Court and ManorCare open their facilities.

SPECIAL RISKS

The ARVP II facilities face a number of different competitors within their marketplace and may compete with Company-run facilities owned or leased by ARVP II or other facilities operated by the Company in their respective counties. The penetration and the presence of competitors in close proximity to the ARVP II facilities and entrance of new players may hinder efforts to increase rents and raise occupancies.

In order to be a success in the marketplace, the Company will depend to a large extent on increasing gross revenues, holding or decreasing costs, and the managerial abilities of the on-site team. However, given that the ARVP II facilities are not newly constructed, unforseen circumstances could necessitate major renovation or more refurbishing than originally planned.
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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

The Financial Statements and Pro Forma Financial Statements required for ARVP II by this Item 7 will be filed within 60 days of the 8-K filed on July 3, 1996.
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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ARV Assisted Living, Inc.


By:   /s/ Graham P. Espley-Jones
      -------------------------------
      Graham P. Espley-Jones
      Chief Financial Officer

Date: July 11, 1996